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                                                                   EXHIBIT 10.49


                         SUBORDINATED PROMISSORY NOTE
                         ----------------------------

U.S. $500,000.00

                                                       Mountain View, California
                                                                   June 29, 1998

          For Value Received, the undersigned EISI, INC. ('EISI") promises to pay to the order of Robert V. Higginbotham ("Seller") at 2126 Vanco Drive, Irving, Texas 75061, or at such other places as may be designated by Seller (the "Note"), the principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000). This Note is issued pursuant to the terms of that certain Stock Purchase Agreement dated as of June 10, 1998, the terms and conditions of which Stock Purchase Agreement are incorporated fully herein by this reference. Unless otherwise defined herein, defined terms shall have the meanings as set forth in the Stock Purchase Agreement.

          The outstanding balance on this Note shall not bear any interest until the Buyer Note Due Date and, from that point forward shall bear interest at a rate equal to the Applicable Rate.

          All interest is calculated daily and shall be paid based upon a 360-day year.

APPLICABLE RATE:
---------------

          "Applicable Rate" shall mean, for any day, a fluctuating rate of interest equal to the rate of interest publicly announced from time to time by Wells Fargo Bank ("Bank"), or its successor, in San Francisco, California as its reference rate. It is a rate set by Bank based upon various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.

FORM OF PAYMENT:
----------------

          Any and all payments of any nature or required to be made under this Note shall be made in lawful money of the United States collectable on the date of payment as provided in the Stock Purchase Agreement.

SUBORDINATION:
--------------

          (a) The Seller agrees that the indebtedness evidenced by this Note is subordinated in right of payment, to the extent and in the manner provided herein, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt.

          (b) For the purpose of this Note, the following definition shall apply:

              (1) "Debt" of any person means any indebtedness, contingent or
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          otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles.

              (2) "Senior Debt" means all Debt (present or future) created,
                   -----------
          incurred, assumed or guaranteed by EISI to any third party financial institution, equipment lessor or any party having a security interest in any of the property of Seller (and all renewals, extensions or refundings thereof), unless the instrument under which such Debt is created, incurred, assumed or guaranteed expressly provides that such Debt is not senior or superior in right of payment to the Seller.

          (c) Upon any distribution to creditors of EISI in a liquidation or dissolution of EISI or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to EISI or its property, holders of Senior Debt shall be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before Seller shall be entitled to receive any payment of principal of or interest on the Note.

          (d) Upon the final maturity of any Senior Debt by lapse of time, acceleration or otherwise, all such Senior Debt shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Debt, before any payment is made by EISI or any person acting on behalf of EISI on account of the principal or interest of the Note.

          (e) EISI may not pay principal of or interest on the Note if:

              (1) a default on Senior Debt occurs and is continuing that permits holders of such Senior Debt to accelerate its maturity, and

              (2) the default is the subject of judicial proceedings or EISI receives a notice of the default from a person who holds Senior Debt. If EISI receives any such notice, a subsequent notice received within nine months thereafter relating to the same issue of Senior Debt shall not be effective for purposes of this provision.

          (f) EISI shall resume payments on the Note and may acquire the Note when:

              (1) the default is cured or waived, or

              (2) 120 days pass after the notice is given if the default is not the subject of judicial proceedings,

if this Note otherwise permits the payment or acquisition at that time.

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          (g) If payment of the Note is accelerated because of an Event of
Default, EISI shall promptly notify holders of Senior Debt of the acceleration. EISI shall pay the Note when 120 days pass after the acceleration occurs if the Note permits the payment at that time; provided, however, that if no Senior Debt is outstanding at the time of such acceleration EISI shall pay the Note in accordance with the provisions of this Note.

          (h) If a payment is made to the Seller that because of this subordination provision should not have been made to them, the Seller shall hold such payment in trust for holders of Senior Debt and pay it over to them as their interests may appear.

          (i) This subordination provision defines the relative rights of Seller and holders of Senior Debt. Nothing in this provision shall:

              (1) impair, as between EISI and Seller, the obligation of EISI, which is absolute and unconditional, to pay principal of and interest on the Note in accordance with its terms;

              (2) affect the relative rights of Seller and creditors of EISI other than holders of Senior Debt; or

              (3) prevent Seller from exercising their available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt to receive payments otherwise payable to Seller.

          (j) If EISI fails because of this subordination provision to pay principal of or interest on the Note on the due date, the failure is still a Default or Event of Default.

          (k) No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Note shall be impaired by any act or failure to act by EISI or by its failure to comply with this subordination provision.

REQUIRED PAYMENTS AND LOAN MATURITY:
------------------------------------

          The principal amount shall be due and payable on January 2, 1999 or the day immediately following an Initial Public Offering of EISI's common stock, whichever is earlier, unless EISI elects the Buyer Note Installment Payment Option. If EISI elects the Buyer Note Installment Payment Option, equal monthly installments of principal in the amount of Five Hundred Thousand Dollars ($500,000) and interest on the unpaid principal amount shall be paid by EISI by 5:00 p.m. with the first payment to be made on February 1, 1999 and continuing every month thereafter until July 1, 1999 when the principal balance hereof and all accrued and unpaid interest hereunder is paid in full. If EISI fails to make any payment when due, then Seller shall have the option, to be exercised in its sole and absolute discretion, to accelerate the payments due hereunder and declare the unpaid principal amount and all accrued and unpaid interest immediately due and payable.

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LATE CHARGE:
------------

          If any payment required hereunder is not received by holder when due, a late charge of five percent (5.0%) of each overdue required payment shall be charged for the purpose of defraying the expenses incident to handling said delinquent payment(s).

APPLICATION OF PAYMENTS:
------------------------

          Payments shall be applied first to interest and the remainder to the principal balance. Payments, if less than the amount required, shall be applied in the sole discretion of holder and acceptance of such payments shall not be a waiver of the rights of the holder hereof to require scheduled payments.

VOLUNTARY PREPAYMENT CLAUSE:
----------------------------

          This Note may be prepaid at any time in whole or in part; provided, that any such prepayment shall be applied to the last principal due hereunder and no such prepayment shall affect or reduce the amount of any scheduled payments hereunder.

RIGHT OF SET-OFF:
-----------------

          EISI shall have the right to withhold and set-off against any amount due hereunder the amount of any claim for indemnification or payment of damages to which EISI may be entitled as a result of Seller's breach of the provisions in the Stock Purchase Agreement.

DEFAULT OF TERMS AND CONDITIONS:
--------------------------------

          It is agreed that time is of the essence of this Note and that in the event of default of payment of any installment, the holder of this Note may, at its option, declare all the remainder of said debt due and payable, and any failure to exercise said option shall not constitute a waiver of the right to exercise the same at any other time, nor shall such failure to exercise the option be construed as any form of acceptance of any said default. Notice of the exercise of said option is hereby waived.

COSTS:
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          Undersigned agrees to reimburse holder for all costs and expenses, including, without limitation, all reasonable attorneys' fees incurred in the enforcement or collection of this Note or any judgment obtained hereon.

LAWS:
-----

          This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflicts of laws, and any applicable laws of the United States of America and may not be amended except by a written document executed by the holder and maker.

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PARTIES IN INTEREST:
--------------------

          This Note shall bind EISI and its successor and assigns. This Note shall not be assigned or transferred by Seller without the express prior written consent of EISI, except by will or, in default thereof, by operation of law.

MARGINAL CAPTIONS:
------------------

          The marginal captions appearing on this Note are for reference purposes only and shall not in any way limit or otherwise affect the meaning, content or interpretation of this Note.

                              EISI, INC.

                              a California corporation


                              By: /s/ DONALD J. ESTERS
                                 -------------------------
                                  Donald J. Esters

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